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                                                                     EXHIBIT 5.1


                  [SIDLEY AUSTIN BROWN & WOOD LLP LETTERHEAD]



                                  May 24, 2005


Premium Standard Farms, Inc.
805 Pennsylvania Avenue, Suite 200
Kansas City, Missouri 64105

         Re: 14,375,000 Shares of Common Stock, $.01 par value per share

Ladies and Gentlemen:

         We refer to the Registration Statement on Form S-1 filed on March 11, 2005 (Registration No. 333-123260) by Premium Standard Farms, Inc., a Delaware corporation and successor of PSF Group Holdings, Inc. (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and Amendment No. 1 thereto filed on the date hereof (as so amended, the "Registration Statement"), relating to the registration of 14,375,000 shares of Common Stock, $.01 par value per share (the "Shares"), of the Company. The Shares will be sold by certain selling stockholders named in the Registration Statement.

         We are familiar with the proceedings to date with respect to the proposed offering and sale of the Shares and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter.

         Based on the foregoing, we are of the opinion that:

         1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

         2. The Shares have been legally issued and are fully paid and non-assessable.


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SIDLEY AUSTIN BROWN & WOOD LLP                                           CHICAGO



Premium Standard Farms, Inc.
May 24, 2005
Page 2



         We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to the sale of the Shares.

         This opinion letter is limited to the General Corporation Law of the State of Delaware.

         We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons for whom consent is required by
Section 7 of the Securities Act or the related rules promulgated by the Commission thereunder.


                                             Very truly yours,


                                             /s/ Sidley Austin Brown & Wood LLP